UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2026

ARC Group Acquisition I Corp

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-43253	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

398 S Mill Avenue, Suite 306, Tempe, AZ 85284

(Address of principal executive offices, including zip code)

(928) 625-0928

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $0.0001 per share, one warrant, and one right to acquire 1/4th of one Ordinary Share	ARCLU	The Nasdaq Stock Market LLC
Ordinary Shares included as part of the Units	ARCL	The Nasdaq Stock Market LLC
Rights included as part of the Units	ARCLR	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share at an exercise price of $11.50 per share	ARCLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On May 1, 2026, ARC Group Acquisition I Corp (the “Company”) consummated its initial public offering (the “IPO”) of 12,075,000 units (the “Units”), which includes the full exercise of the over-allotment option of 1,575,000 additional Units granted to ARC Group Securities LLC, as representative of the underwriters (the “Representative”). Each Unit consists of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), one right entitling the holder to receive one-fourth (1/4th) of one Ordinary Share at the closing of the Company’s business combination (each, a “Right”) and one redeemable warrant (the “Warrant”), with each Warrant entitling the holder thereof to purchase one Ordinary Share for $11.50 per share subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $120,750,000.

An audited balance sheet as of May 1, 2026 reflecting receipt of the Offering Proceeds has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Audited Balance Sheet dated May 1, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2026

ARC Group Acquisition I Corp

By:	/s/ Datuk Dr. Doris Wong Sing Ee
Name:	Datuk Dr. Doris Wong Sing Ee
Title:	Chief Executive Officer and Director